Exhibit 99.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into as of the 23rd day of May, 2013, by and between HERE NORTH AMERICA, LLC, a Delaware limited liability company, formerly known as Navteq North America, LLC (“Sublandlord”), and CARDIONET, INC., a Delaware corporation (“Subtenant”).

THE PARTIES ENTER INTO THIS SUBLEASE BASED UPON THE FOLLOWING  FACTS, UNDERSTANDINGS AND INTENTIONS:

A.                                    Pursuant to that certain Lease Agreement dated April 16, 2010 (the “Original Prime Lease”) as amended by that certain First Amendment to Lease Agreement dated October 13, 2010 (the “First Amendment”; the Original Prime Lease as amended by the First Amendment is herein referred to as the “Prime Lease”), a copy of which is attached hereto as Exhibit A, Exeter 2476 Swedesford LP, a Pennsylvania limited partnership (“Landlord”), leased to Sublandlord that certain premises (the “Premises”) containing approximately 60,539 rentable square feet in the office building located at 1000 Cedar Hollow Road, Malvern, Pennsylvania (the “Building”), which Premises is depicted on Exhibit “A” (mislabeled as Exhibit “B”) of the Prime Lease, for a term ending on March 31, 2021 (“Prime Lease Expiration Date”).  The capitalized terms used in this Sublease shall have the meanings set forth in the Prime Lease (whether or not those terms are incorporated by reference into this Sublease pursuant to Section 8(a) below), unless otherwise defined herein.

B.                                    Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant a portion of the Premises measuring approximately 46,972 rentable square feet (the “Sublet Premises”), which Sublet Premises is depicted on Exhibit C attached hereto and made a part hereof, all upon the terms and subject to the conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.                                      Demise; Use.  Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Sublet Premises for the term and rental and upon the other terms and conditions hereinafter set forth, to be used and occupied by Subtenant solely for the “Use” as defined in the Prime Lease and for no other purposes whatsoever.

2.                                      Term.  The term of this Sublease (the “Sublease Term”) shall commence January 1, 2014 (the “Sublease Commencement Date”). The Sublease Term shall terminate on March 30, 2021, or such earlier date as the Prime Lease may be terminated or this Sublease may be terminated in accordance with its terms (the “Sublease Termination Date”).  Sublandlord shall deliver possession of the Sublet Premises to Subtenant on the Sublease Commencement Date in its existing, as is condition, reasonable wear and tear and damage by fire or other casualty excepted.  Notwithstanding anything contained herein to the contrary, Sublandlord shall provide Subtenant and/or its contractors with reasonable access to (i) the second floor of the Sublet

Premises commencing on the date the Landlord Consent (defined herein) is fully-executed and delivered to permit Subtenant to take measurements and after business hours, commence initial Alterations, and (ii) the first floor of the Sublet Premises after Sublandlord vacates the same and tenders possession to Subtenant.  Commencing on October 1, 2013, in order for Subtenant to phase in its call center operations, Subtenant shall pay Sublandlord rent for such early access at a rental rate of $6.00 per rentable square foot per annum through the day before the Sublease Commencement Date, plus utilities, otherwise payable monthly in advance as Additional Rent due under this Sublease.

3.                                      Rent.

(a)                                 Commencing on the Sublease Commencement Date and thereafter during the Sublease Term, Subtenant shall pay to Sublandlord monthly base rent (“Sublease Base Rent”) for the Sublet Premises in the applicable amount per month set forth in Section 3(c) below, in lawful money of the United States of America.  Each installment of Sublease Base Rent for any full or partial calendar month during the Sublease Term occurring after the calendar month in which the Sublease Commencement Date occurs shall be due and payable by Subtenant on or before the first day of such calendar month.  If the Sublease Commencement Date occurs on a day other than the first day of a month, or the Sublease Term ends on a day other than the last day of a month, Sublease Base Rent for each such month shall be prorated.  Further, if the Sublease Commencement Date occurs on a day other than the first day of a month, the period from the Sublease Commencement Date to the first day of the next calendar month shall be included in the first full lease month of the Sublease Term for purposes of determining the monthly Sublease Base Rent rate applicable for such partial month.

(b)                                 All Sublease Base Rent shall be paid monthly in advance without notice, demand, abatement, setoff or deduction whatsoever (except as may be expressly provided by this Sublease), and shall be paid to Sublandlord at its office as set forth in Section 13 below or at such other place as Sublandlord may designate by notice to Subtenant.

(c)                                  Sublease Base Rent shall be payable in the following monthly amounts, for the following periods during the Sublease Term:

		Annual Sublease				Annual
Period		Base Rent Per		Monthly Sublease		Sublease Base
From	To	Square Foot		Base Rent		Rent
Month 1	Month 12	$17.50	*	$68,500.83	*	$822,010.00
Month 13	Month 24	$18.00		$70,458.00		$845,496.00
Month 25	Month 36	$18.50		$72,415.17		$868,982.00
Month 37	Month 48	$19.00		$74,372.33		$892,468.00
Month 49	Month 60	$19.50		$76,329.50		$915,954.00
Month 61	Month 72	$20.00		$78,286.67		$939,440.00
Month 73	Month 84	$20.50		$80,243.83		$962,926.00
Month 85	Sublease Termination Date	$21.00		$82,201.00		$986,412.00

*Subject to the terms hereof, Sublease Base Rent for months 1-12 shall be reduced by fifty percent (50%).  Subtenant agrees that such reduction shall be suspended if there is a monetary default or material non-monetary default hereunder by Subtenant continuing beyond applicable notice and/or cure periods, if any, under this Sublease from and after the date hereof, and upon any such default by Subtenant, (a) any amounts of Sublease Base Rent reduced hereunder, from the date of such default, shall immediately be due and payable to Sublandlord until such default is cured, and (b) from and after the date that such default is cured, the remaining reduced Sublease Base Rent period contemplated herein, if any, shall be reinstated. Sublandlord’s remedies contemplated above shall be in addition to any and all other rights and remedies of the Sublandlord if there is a default by Subtenant under this Sublease.

4.                                      Additional Rent; Payments; Interest.

(a)                                 From and after January 1, 2015, Subtenant shall pay to Sublandlord (i) Subtenant’s Proportionate Share (as hereinafter defined) of “Operating Expenses” in accordance with Section 6 of the Prime Lease, which are in excess of the Operating Expenses paid by Sublandlord to Landlord in the base year of 2014, and (ii) Subtenant’s Proportionate Share of all other amounts, if any, payable by Sublandlord under the Prime Lease which are attributable to the Sublet Premises.  As used herein, “Subtenant’s Proportionate Share” is a fraction, the numerator of which is the square footage of the Sublet Premises and the denominator of which is the square footage of the Premises such that the Subtenant’s Proportionate Share shall initially be 77.5897% (46,972 rentable square feet in the Sublet Premises divided by 60,539 rentable square feet of the Premises). Upon Subtenant’s request and at Subtenant’s cost, Sublandlord shall inspect and audit Landlord’s books and records pursuant to Section 6(b) of the Prime Lease, and use Sublandlord’s commercially reasonable efforts to enforce its rights and Landlord’s obligations thereunder.  Sublandlord shall promptly provide Subtenant with a true, correct, and complete copy of the audit.

(b)                                 The parties acknowledge that the Sublet Premises are separately metered for water, gas and electricity.  Subtenant shall pay for all such separately metered utilities directly to the applicable utility company.  Subtenant shall also reimburse Sublandlord for all other utilities provided to the Sublet Premises and not paid for directly by Subtenant.  The amounts payable by Subtenant under this Section 4, are hereinafter referred to collectively as “Additional Rent”.

(c)                                  Each amount due to Sublandlord pursuant to Section 3 shall be due and payable in accordance with Section 3 and all Additional Rent (except to the extent a different time period is specifically provided for in this Sublease) due to Sublandlord shall be due and payable on the fifth (5th) business day following the date on which Sublandlord has given notice to Subtenant of the amount thereof, together with copies of Landlord’s bill and other material furnished by Landlord to Sublandlord in connection with the bill, and any documentation required by this Section 4, but in no event later than the fifth (5th) business day prior to the date such amount is due and payable under the Prime Lease provided Subtenant shall have been billed at least five (5) business days before that date.  Subtenant shall not be liable for the payment of any late charges, fees or the like associated with a late payment of any such payments by Sublandlord to Landlord under the Prime Lease unless the reason for such late payment resulted directly from a breach of the terms and provisions of this Sublease by Subtenant.

(d)                                 Subtenant shall pay Landlord on the applicable due dates under the Prime Lease for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord, and Sublandlord shall reasonably cooperate with Subtenant (at no cost to Sublandlord) to cause Landlord to provide such services.  If at any time a charge for the additional services is attributable to the use of the services both by Sublandlord and by Subtenant, the cost shall be equitably divided between them.

(e)                                  Sublease Base Rent, Additional Rent and all other sums due under this Sublease are herein collectively referred to as “Rent”.

5.                                      Condition of Sublet Premises.

(a)                                 Subtenant acknowledges that Subtenant has conducted Subtenant’s own investigations of the Sublet Premises and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos containing materials, polychlorinated biphenyls, compliance with applicable laws, and any other matters which in Subtenant’s judgment affect or influence Subtenant’s use of the Sublet Premises and Subtenant’s willingness to enter this Sublease.  Except as provided herein, Subtenant recognizes that Sublandlord would not sublease the Sublet Premises except on an “As Is, Where Is” basis and acknowledges that Sublandlord has made no representations of any kind in connection with the Sublet Premises.  Subtenant shall rely solely on Subtenant’s own inspection and examination of such items and not on any representations of Sublandlord, express or implied.

(b)                                 Notwithstanding anything written above to the contrary, and in reliance on Subtenant’s agreement to remove any furnishings and wiring described below at the end of the Sublease Term, Sublandlord shall deliver the Sublet Premises on the Sublease Commencement Date fully furnished and fully wired (but only to the extent that the Sublet Premises are furnished and wired as of the date hereof), including hardware currently connected to the Ethernet and internet infrastructure in the Sublet Premises, and including all AV and audio video conference equipment currently in the Sublet Premises (all such items to be collectively referred to herein as the “FF&E”).  The FF&E is listed in detail on Exhibit D attached hereto and made a part hereof.  Provided that Subtenant is not then in default under this Sublease beyond the expiration of any applicable notice and cure period, Sublandlord agrees to convey to Subtenant all of the FF&E for one dollar ($1.00) as of the Sublease Termination Date.

(c)                                  Subtenant represents and warrants to Sublandlord that Subtenant has examined and inspected, and acknowledges that Subtenant is entering into this Sublease subject to, all matters with respect to taxes, bonds, permissible uses, the Prime Lease, zoning, covenants, conditions and restrictions and all other matters which in Subtenant’s judgment bear upon the value and suitability of the Sublet Premises for Subtenant’s purposes.  Subtenant has and will rely solely on Subtenant’s own inspection and examination of such items and not on any representations of Sublandlord, express or implied.

(d)                                 Upon the Sublease Termination Date or the date of termination of Subtenant’s right to possession, Subtenant shall surrender the Sublet Premises in at least as good condition as at the Sublease Commencement Date, ordinary wear and tear excepted, and in the condition required by Section 21 of the Prime Lease.

6.                                      Parking.  Subject to the terms of the Prime Lease, including Section 11 of the Rules and Regulations, Subtenant shall have the right, at no cost to Subtenant (subject to Subtenant’s obligation to pay Additional Rent as provided herein), to use (24 hours a day, 7 days a week) the surface parking spaces on the Property at a ratio of 4.25 parking spaces per 1,000 rentable square feet (i.e., 199 spaces).

7.                                      Intentionally Omitted.

8.                                      The Prime Lease.

(a)                                 This Sublease and all rights of Subtenant hereunder and with respect to the Sublet Premises are subject and subordinate to the terms, conditions, provisions and restrictions of the Prime Lease and Subtenant shall be bound by all of the terms, conditions, provisions and restrictions of the Prime Lease applicable to the Sublet Premises and responsible for performance thereof and compliance therewith, except as explicitly set forth herein.  In addition, Subtenant acknowledges that upon a termination of the Prime Lease, this Sublease shall terminate, subject, however, to the terms of the Landlord Consent.  Except as hereinafter provided, the terms, conditions, provisions and restrictions of the Prime Lease are also incorporated into this Sublease by reference and constitute additional terms and provisions of this Sublease, except that wherever in the Prime Lease the word “Tenant” appears, for purposes of this Sublease, the word “Subtenant” shall be substituted, wherever the word “Landlord” appears, for purposes of this Sublease, the word “Sublandlord” shall be substituted (subject to the limitations hereinafter provided), wherever the word “Premises” appears, the words “Sublet Premises” shall be substituted, wherever the word “Term” appears, the word “Sublease Term” shall be substituted, wherever the phrase “Minimum Annual Rent” appears, the phrase “Sublease Base Rent” shall be substituted and wherever the word “Rent” is used, such term shall include, without limitation, Sublease Base Rent and Additional Rent; provided, however, Subtenant shall have no obligations whatsoever with regard to any part of the Premises other than the Sublet Premises and the lobby reception area per Section 36 of the Prime Lease.  Subtenant hereby assumes and agrees to perform faithfully and be bound by all of Sublandlord’s obligations, covenants, agreements and liabilities under the Prime Lease applicable to the Sublet Premises, and all terms and provisions thereof (except as otherwise specifically provided herein), which first arise and relate to the period from and after the date Subtenant takes possession or control of portions of the Sublet Premises per Section 2 above, except for the following provisions which are not incorporated into this Sublease by reference:  1(a), 1(d), 1(e), 1(f), 1(g), 1(h), 1(i), 1(m), 2, 28, 29, 30, 31, 32, 33, 37, and Exhibit “F”. For clarification, Sublandlord shall remain liable, as tenant under the Prime Lease, for all matters or claims accruing or arising prior to the Sublease Commencement Date.

(b)                                 Without limitation of the foregoing (and notwithstanding anything to the contrary in any of the provisions of the Prime Lease which are incorporated herein by reference):

(i)                                     Subtenant shall not make any alterations, decorations, remodels, additions or improvements (collectively, “Alterations”) in or to the Sublet Premises without (A) Sublandlord’s prior written consent, which may be withheld in Sublandlord’s reasonable discretion, (B) the prior written approval of Landlord to the proposed Alterations and the proposed general contractor performing the Alterations (to the extent required under the Prime Lease), (C) complying with all of the provisions of the Prime Lease with respect to Alterations (including without limitation the provisions of Sections 12 and 21 thereof), (D) payment of all costs and expenses incurred by Sublandlord and Landlord in connection with the Alterations (including any fees payable pursuant to the Prime Lease), and (E) Landlord’s written waiver of any obligation of Sublandlord and/or Subtenant to remove the Alterations at the expiration of the Prime Lease and to repair any damage caused by the removal.  Notwithstanding the foregoing, the Alterations depicted on Exhibit E attached hereto and made a part hereof are hereby approved by Sublandlord;

(ii)                                  If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not  undertake the same without the prior written consent of Sublandlord, which consent shall be given or withheld in accordance with the applicable standard set forth in the Prime Lease (i.e., if the Prime Lease provides Landlord can act in its sole discretion, Sublandlord may act in its sole discretion or if the Prime Lease requires Landlord to be reasonable, Sublandlord must also act reasonably).  In all events, Sublandlord may condition its consent on the consent of Landlord being obtained and Sublandlord shall reasonably assist Subtenant in obtaining Landlord’s consent, at no additional cost to Sublandlord, so long as Sublandlord is willing to consent to the proposed action;

(iii)                               All rights given to Landlord and its agents and representatives by the Prime Lease to enter the Sublet Premises shall inure to the benefit of Sublandlord and its agents and representatives with respect to the Sublet Premises;

(iv)                              Sublandlord shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, Landlord under the Prime Lease with respect to the Sublet Premises;

(v)                                 Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease with respect to the Sublet Premises.  All policies of insurance to be maintained by Subtenant hereunder shall comply with the provisions of the Prime Lease.  All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and any other parties required to be so named under the Prime Lease or as otherwise requested by Sublandlord.  On or prior to the Sublease Commencement Date, Subtenant shall deliver to Sublandlord and Landlord certificates of insurance satisfactory to Sublandlord and Landlord evidencing the coverages required under the Prime Lease, and forty five (45) days prior to the expiration of any such policies, Subtenant will provide Sublandlord and Landlord with evidence satisfactory to Sublandlord of the renewal thereof;

(vi)                              During the Sublease Term, Subtenant covenants and agrees not to violate any of the terms of the Prime Lease which are applicable to the Sublet Premises, the lobby reception area or the Common Areas; and

(vii)                           Subject to the terms of this Sublease and Section 41 of the Prime Lease (including any approvals required from Landlord or governmental authorities), and otherwise subject to Sublandlord’s consent, not to be unreasonably withheld, Subtenant may exercise and benefit from Sublandlord’s rights under Section 41 of the Prime Lease dealing with Equipment to be installed on the roof of the Building, provided that Sublandlord hereby reserves the right, for its own use or for subtenants or other occupants of other portions of the Premises, to exercise and benefit from such same rights under Section 41.  Therefore, if after the date of this Sublease either Sublandlord or one of its other subtenants or occupants of other portions of the Premises needs the right to install Equipment on the roof of the Building, Subtenant shall reasonably cooperate with Sublandlord to enable such subtenant, other occupant or Sublandlord to install Equipment on the roof of the Building and benefit from the rights under Section 41 and Subtenant may, among other reasonable actions, be required to relocate or modify its Equipment (at Sublandlord’s sole cost and expense) or place its Equipment in a smaller area in providing such reasonable cooperation.  Access to the rooftop and the Equipment shall be through part of the Premises outside of the Sublet Premises so Subtenant shall coordinate reasonable access to the rooftop with Sublandlord and the other subtenants and occupants, as applicable, and such other subtenants and occupants shall permit Subtenant to reasonably access the rooftop as necessary to exercise its rights under such Section 41.

(c)                                  Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary (or the provisions of the Prime Lease which have been incorporated by reference), Sublandlord and Subtenant hereby agree as follows:

(i)                                     Pursuant to Section 18 of the Prime Lease, as incorporated into this Sublease by reference, among other things, except as provided therein, Subtenant may not transfer, assign, sublet, enter into license or concession agreements, or mortgage or hypothecate this Sublease or any interest therein, without Sublandlord’s prior consent in each instance, not to be unreasonably withheld, conditioned or delayed, subject to the terms and conditions of this Sublease and the Prime Lease.  The procedure to be followed in connection with obtaining Sublandlord’s consent is as specified in Section 14 of this Sublease;

(ii)                                  Neither Rent nor other payments hereunder shall abate by reason of any damage to, destruction of or condemnation with respect to the Sublet Premises or the Building or any part thereof or as the result of any interruption in any services provided to the Sublet Premises, unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease on account of such event and then such abatement shall be calculated on a proportionate basis by reducing (A) the Sublease Monthly Rent by the same percentage that Minimum Annual Rent is reduced under the Prime Lease and (B) Subtenant’s Proportionate Share by the same percentage that Tenant’s Share is reduced under the Prime Lease; provided, however, that with respect to any reductions in the Sublease Monthly Rent or Subtenant’s Proportionate Share as provided above, to the extent that the Sublet Premises are not adversely affected by reason of such damage, destruction or condemnation, then any such reductions shall be equitably adjusted to account for the portion of the Sublet Premises affected thereby;

(iii)                               Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building or the Sublet Premises, provided that Subtenant may, to the extent permitted under the Prime Lease, assert a separate claim for Subtenant’s moving costs, equipment, merchandise and fixtures (but not the Personal Property);

(iv)                              Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space or terminate the Prime Lease;

(v)                                 As between Sublandlord and Subtenant, in the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control;

(vi)                              Subtenant is not required to pay Minimum Annual Rent or any additional rental amounts directly to Landlord (as Subtenant is required to pay Rent to Sublandlord only, except as set forth in Section 4 above); and

(vii)                           Except as expressly provided herein, any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction allowances do not apply to this Sublease.

(d)                                 Sublandlord and Subtenant shall each deliver to the other a copy of every notice hereafter received from Landlord affecting or relating to the Sublet Premises, or affecting or relating to the rights and/or obligations hereunder or under the Prime Lease with respect to the Sublet Premises, within five (5) business days following receipt thereof.

(e)                                  It is expressly understood and agreed that notwithstanding the incorporation of certain terms and provisions of the Prime Lease into this Sublease by reference, Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease including, without limitation, for services or the performance of any maintenance or any other act respecting the Sublet Premises which is the responsibility of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties or providing the indemnities, if any, made or provided by Landlord in the Prime Lease.  With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, whether or not such provisions are incorporated into this Sublease by reference, Sublandlord’s sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use commercially reasonable efforts to obtain the same from Landlord.  Such efforts shall consist of, upon Subtenant’s request, promptly notifying Landlord of its non-performance under the Prime Lease (upon obtaining actual knowledge thereof or upon receipt of notice thereof from Subtenant) and requesting that Landlord perform its obligations under the Prime Lease.  Sublandlord shall not be liable in damages, nor shall Rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease, unless, and then only to the extent that, rental and other payments actually abate under the Prime Lease on account of such failure (with such abatement of Sublease Base Rent to be calculated by reducing the Sublease Base Rent by a percentage equal to the percentage by which the Minimum Annual Rent under the Prime Lease is reduced, except to the extent that the Sublet Premises are not adversely affected by such failure by Landlord).  Sublandlord shall not be required to pay the cost of or provide any improvements to the Sublet Premises.

(f)                                   Sublandlord will maintain the Prime Lease in full force and effect during the Sublease Term and will not cause or knowingly allow to be caused any default by Sublandlord under the Prime Lease which shall remain uncured at the expiration of the applicable cure period set forth therein and shall indemnify, defend, and hold harmless Subtenant from any loss, cost, liability or expense (including reasonable attorneys’ fees) which may arise as a result of a default by Sublandlord under the Prime Lease, unless such default was the result of a default by Subtenant under this Sublease; provided, however, that nothing contained herein shall be deemed to be obligate Sublandlord to cure any default under the Prime Lease which was caused by any act or omission of Subtenant or any failure of Subtenant to perform the obligations of Sublandlord under the Prime Lease that have been assumed by Subtenant under or incorporated in this Sublease.

(g)                                  Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Section 4(d), Section 10 and Section 11 hereof in favor of Landlord, and then only to the extent of the same.

(h)                                 Sublandlord hereby represents and warrants as follows:

(i)                                     Attached hereto as Exhibit A is a true, complete, and correct copy of the Prime Lease together with all amendments, modifications, riders and supplements thereto (if any), and other than a subordination, non-disturbance and attornment agreement between Sublandlord, Landlord and Landlord’s lender, there are no other agreements, amendments, modifications, riders, supplements, or other documents relating to the Prime Lease or the Sublet Premises;

(ii)                                  The Prime Lease is in full force and effect, and to the best of Sublandlord’s knowledge, there are no defaults under the Prime Lease, and there are no circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Prime Lease;

(iii)                               Sublandlord has not assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests in and to the Sublet Premises;

(iv)                              To the best of Sublandlord’s knowledge, without independent investigation or inquiry, the Premises is free of any Hazardous Materials in quantities that violate Environmental Laws;

(v)                                 Upon advance written notice by Subtenant to Sublandlord specifying a default by Landlord under the Prime Lease which affects the Sublet Premises, Sublandlord shall, at Subtenant’s expense, take all action reasonably necessary to cause the Landlord to comply with the terms of the Prime Lease applicable to the Sublet Premises;

(vi)                              Sublandlord shall not agree to any amendment to the Prime Lease that might have an adverse effect on Subtenant’s occupancy of the Sublet Premises or its use of the Sublet Premises for their intended purpose, unless Sublandlord shall first obtain Subtenant’s prior approval; and

(vii)                           That Sublandlord has lawful title to the leasehold estate and subject to the terms and provisions of this Sublease, Subtenant may lawfully, peaceably and quietly have, hold, occupy and enjoy the Sublet Premises and any appurtenant rights granted to Subtenant under this Sublease during the Sublease Term without hindrance or ejection by, through or under Sublandlord.

(i)                                     This Sublease and the obligations of the parties hereunder are expressly conditioned upon Subtenant receiving a fully executed Landlord Estoppel Certificate, Consent to Assignment, and Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit F (the “Landlord Consent”).  Sublandlord shall use commercially reasonable efforts to obtain and deliver the Landlord Consent to Subtenant. Landlord’s consent shall be deemed to evidence Landlord’s agreement that Subtenant may use the Sublet Premises for the purpose set forth in Section 1 hereof and that Subtenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Landlord’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Sublandlord.  If such Landlord Consent is not delivered to Subtenant within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Landlord grants such consent.

9.                                      Default by Subtenant.

(a)                                 In addition to any event or occurrence which constitutes a “default” under the terms of Section 22 of the Prime Lease (which have been incorporated into this Sublease by reference, including any notice and cure periods set forth therein, which shall apply to Subtenant, unless a different notice and cure period is set forth herein), if any other event occurs (after any applicable period of notice and cure) which involves Subtenant or the Sublet Premises and which would constitute a “default” under the Prime Lease if it involved Sublandlord or the Sublet Premises, such event shall constitute a “default” hereunder, and Sublandlord may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a “default” by Sublandlord thereunder.

(b)                                 In addition to the rights and remedies of Sublandlord set forth in Section 9(a) above, in the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may, after notice to Subtenant, make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so).  In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys’ fees incurred by Sublandlord in connection therewith, shall be Rent hereunder, and shall be immediately due and payable from Subtenant to Sublandlord.

10.                               Waiver of Subrogation.  Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, and Subtenant hereby waives any and all rights of recovery, claims, actions or causes of action against Landlord and its agents and employees, for any loss or damage that may occur to the Sublet Premises, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against or required to be insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies (excluding any deductible).

11.                               Waiver of Claims and Indemnity.

(a)                                 Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Building or the Sublet Premises by Subtenant, except to the extent the injury or damage is caused by the negligence or willful misconduct of the Sublandlord or Landlord, or any of their respective employees, agents, or contractors.

(b)                                 Subtenant agrees to indemnify, defend, protect and hold harmless Sublandlord, Landlord and their respective officers, directors, partners, agents and employees, from and against any and all third party claims, demands, costs and expenses of every kind and nature, except to the extent such claims arise from the negligence or willful misconduct of the Sublandlord or Landlord, or any of their respective employees, agents, or contractors, including attorneys’ fees and litigation expenses arising from Subtenant’s use or occupancy of the Sublet Premises, or from any act or negligence of Subtenant or its agents, officers, employees, or servants in or about the Sublet Premises.  In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to the indemnified parties.  Subtenant’s obligations hereunder shall survive the expiration or earlier termination of this Sublease.

12.                               Brokerage Commissions.  Each party hereby represents and warrants to the other that, except for CBRE, Inc. and Colliers International (who have represented Sublandlord), and Cresa (who has represented Subtenant), it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease.  Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.  The commission payable to Cresa, shall be paid by Sublandlord in accordance with the terms and provisions of a separate agreement.

13.                               Notices.

(a)                                 In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Sublet Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible, but in any event within forty-eight (48) hours, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

(b)                                 Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Sublet Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed as follows:

if to Sublandlord:	Nokia
425 West Randolph
Chicago, Illinois 60606 USA
Attention: Real Estate Department

with a copy to:	Quarles & Brady LP
300 North LaSalle Street
Suite 4000
Chicago, Illinois 60654-3406
Attention: Michael D. Rechtin, Jr.

if to Subtenant:	CardioNet, Inc.
Millennium Three
Suite 210
227 Washington Street
Conshohocken, PA 19428
Attention: Peter Ferola, Senior Vice President &
General Counsel

with a copy to:	Greenberg Traurig, P.A.
401 East Las Olas Boulevard
Suite 2000
Fort Lauderdale, Florida 33301
Attention: Matthew W. Miller, Esq.

(c)                                  Notices and demands shall be deemed given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by overnight air courier service or certified mail, as aforesaid. Either party may change its address for receipt of notices by giving notice to the other party in accordance with the terms hereof. and warranties.

14.                               Assignment and Subletting.  In addition to the provisions of the Prime Lease which are incorporated herein by reference, and the terms of Section 8(c)(i) of this Sublease, the following shall apply with respect to any proposed assignment or subletting:

(a)                                 If Subtenant desires to assign this Sublease or to sublet all or any portion of the Sublet Premises, Subtenant shall give Sublandlord written notice of the proposed assignment or subletting, containing the name of the proposed assignee or subtenant, a description of the proposed assignee’s or subtenant’s business, certified financial statements of the proposed assignee or subtenant, the information required under Section 18 of the Prime Lease and such other information with respect to the assignee and/or subtenant and/or assignment transaction as Sublandlord may reasonably require, along with a copy of the proposed assignment or sublease document.  Sublandlord shall respond to Subtenant’s request within fifteen (15) days following receipt of all of the foregoing items.

(b)                                 In addition to any other reasonable basis upon which Sublandlord may withhold its consent, it shall not be deemed unreasonable for Sublandlord to withhold its consent to any proposed assignment or subletting if (i) any of the conditions to Landlord’s approval of an assignment or subletting under Section 18(a) of the Prime Lease are not satisfied or (ii) Landlord does not approve the proposed assignment or subletting (and Sublandlord may condition Sublandlord’s consent upon the receipt of a consent from Landlord in form reasonably satisfactory to Sublandlord).

(c)                                  In connection with any assignment or subletting, pursuant to Section 18 of the Prime Lease, which has been incorporated herein by reference, Sublandlord shall be entitled to share in the proceeds of any such assignment or subletting, to the extent provided therein.

(d)                                 Notwithstanding the foregoing or anything in this Sublease to the contrary, upon prior notice to Sublandlord, Subtenant may Transfer (as defined in the Prime Lease) this Sublease to an Affiliate (as defined in the Prime Lease) without the prior consent of the Sublandlord.

(e)                                  Subtenant shall, upon demand, reimburse Sublandlord for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Sublandlord (not to exceed $1,500.00 if Sublandlord’s consent documents are not negotiated by Subtenant) or Landlord in connection with the granting of any requested consent and shall pay directly to Landlord all amounts payable as a result of any assignment or subletting by Subtenant under the Prime Lease.

15.                               Attorneys’ Fees.  In the event of any litigation or arbitration between Sublandlord and Subtenant, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Sublease, the nonprevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not  the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and cost incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

16.                               Entire Agreement.  This Sublease, including the exhibits hereto, which are a part of this Sublease, contains all of the covenants, conditions and agreements between the parties concerning the Sublet Premises, and shall supersede all prior correspondence, agreements, negotiations and understandings concerning the Sublet Premises, both oral and written.  No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by Sublandlord and Subtenant, and consented to by Landlord.

17.                               Holding Over.  If Subtenant holds over after the expiration or earlier termination of the Sublease Term or fails to deliver the Sublet Premises in the condition required by Section 21 of the Prime Lease upon such termination, Subtenant shall be a tenant at sufferance only, and thereafter Sublease Base Rent and Additional Rent shall increase to be 150% of the amounts in effect at the end of the Sublease Term for the first there (3) months of the holdover and at 200% thereafter (prorated in any case for any partial month of holdover).  In addition, if any such holding-over continues for more than thirty (30) days, Subtenant shall indemnify, defend, protect and hold harmless Sublandlord from and against any and all claims, liabilities, demands, losses, costs, expenses (including attorneys’ fees and costs) in any way arising out of or resulting from Subtenant’s holding over and/or failure to deliver the Sublet Premises in the condition required by Section 21 of the Prime Lease on the expiration or earlier termination of the Sublease Term; provided that the foregoing shall only be applicable where Sublandlord shall have given Subtenant at least thirty (30) days’ prior notice that Subtenant’s failure to vacate the Sublet Premises prior to the expiration of such thirty (30)-day period shall expose Subtenant to liability for such holdover damages. Nothing contained herein shall be construed as consent by Sublandlord to any holding over. Subtenant’s obligations hereunder shall survive the expiration or earlier termination of this Sublease.

18.                               Reception Desk.  Subject to the approval of Landlord and Sublandlord (acting reasonably), Subtenant shall be permitted to use the existing desk in the main lobby of the Building for Subtenant’s receptionist and reception area.  If Subtenant elects to staff a receptionist at such desk, the receptionist shall be instructed to properly direct the visitors to any other space in the Building to the space of the party such visitor is visiting.

19.                               Signs.  Notwithstanding anything contained herein to the contrary, Sublandlord shall use commercially reasonable efforts to assist Subtenant in obtaining Landlord’s approval with respect to any reasonable signage requested by Subtenant pursuant to Sublandlord’s rights under Section 11 of the Original Prime Lease, and Subtenant acknowledges that any such signage rights are subject to Landlord’s approval, which Subtenant expects to receive prior to execution of this Sublease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and sealed this Sublease as of the date aforesaid.

SUBLANDLORD:

HERE NORTH AMERICA, LLC,		HERE NORTH AMERICA, LLC,
a Delaware limited liability company		a Delaware limited liability company

By:	/s/ Steve Kelley	By:	/s/ Greg Drescher
Name:	Steve Kelley	Name:	Greg Drescher
Its:	Director - Legal and IP	Its:	Senior Legal Counsel

SUBTENANT:

CARDIONET, INC.,
a Delaware corporation

		By:	/s/ Heather Getz
		Name:	Heather Getz
		Its:	CFO